                                       EX-10.9

                                  PURCHASE AGREEMENT
                                  ------------------

    AGREEMENT (the "Agreement") dated the 31st day of October 1995 by and among Rainbow Coffee Service Inc., d/b/a Rainbow Water Service a corporation existing under the laws of the State of New York, (hereinafter referred to as "Rainbow") and Brendon Murphy and Robert Murphy collectively referred as the Sellers, and the Puro Corporation of America, a New York Corporation (referred to as "Puro"), the Purchaser.

                                      WITNESSETH
                                      ----------

    WHEREAS, Brendon Murphy and Robert Murphy are the original and controlling shareholders of Rainbow and hold a total of one hundred (100) shares of the Common Stock, representing one hundred percent of all such voting and non voting shares issued and outstanding, are desirous to sell selected assets owned by Rainbow to Puro and Puro assuming selected liabilities of Rainbow.


    1.  PURCHASE PRICE:

    The purchase price to be paid to the Sellers by the Purchaser for selected assets of Rainbow shall be THREE HUNDRED FORTY FOUR THOUSAND DOLLARS ($344,000) which is derived, based and calculated upon the following representations:
    (a) The sellers have represented that the most recent twelve month revenues from cooler rentals (800 accts) by Rainbow to be approximately Seventy Eight Thousand Dollars ($78,000). Attached hereto as Exhibit 1.
    (b) The revenue received during the same twelve month period from water sales and annual equipment sales and service to be approximately One
Hundred Sixty two Thousand Dollars ($162,000).  Attached hereto as Exhibit 2.
    (c) The Sellers shall also convey to the Purchaser all operating assets of Rainbows, including, but not necessarily limited to customer lists, rental agreements, supply agreements, files, records, telephone numbers, advertising and non compete agreements, furniture and fixtures, coolers, bottles, crates, racks, contracts, computer programs, trade and assumed names, inventory, leases and one GMC/ISUZU Box Truck being presently leased.
    The Purchase shall assume the lease on the GMC/ISUZU Box Truck which has an approximate payment of Four Hundred Eighty Five Dollars ($485.00) per month.


    2.  PAYMENT OF ASSETS:

    The purchase money that may be due and owing for the purchase of the assets of Rainbow determined pursuant to paragraph 1, shall be paid to Rainbow as follows:
    (a) At the date of closing, by certified check, payable to Rainbow or whomever else the Seller designates in writing on or before the date of closing, the sum of One Hundred Seventy Two Thousand Dollars ($172,000).
    (b)  The giving of a note by the Purchaser in the face amount of One
Hundred Seventy Two Thousand Dollars ($172,000), payable over thirty nine months as follows: Interest only at the rate of nine percent (9%), payable monthly, for three months. Then equal monthly installments of interest (9%) and principal, in the amount of Five Thousand Four Hundred Ninety Six Dollars and Fifty Seven Cents ($5,496.57) over the next thirty six (36) months when said note shall be paid in full. The amount due the Seller on the note under this subparagraph "b", shall be adjusted on percentage basis in accordance with the yearly gross increase or decrease in the Purchasers gross revenues received from the items listed under paragraph 1., sub-division "a and b" of this agreement, for the year ending October 31, 1996. Said amount to be deducted from the balance one year from the date of this agreement, or added two years from date of this agreement.


    3.  REPRESENTATIONS OF THE PURCHASER:

    (a) Purchaser will assume and pay from the execution of this agreement the monthly payments due for the leasing of the GMC/ISUZU Box Truck.
    (b) Assume all accounts receivables up to sixty days old and all accounts payable, a list of which shall be attached hereto. Accounts Payable shall be first deducted from the accounts receivable and if there is a positive accounts receivable balance, said money shall be paid over to the Seller within ten days of receipt of the money. If there should be a negative balance deducting the accounts payable from the receivables, said minus monies shall be deducted from current payments.
    (c) Purchaser shall assume all cooler contracts between Rainbow and its customers. A list of cooler contracts being assumed is attached hereto.
    (d) Purchaser shall fully comply with its obligations under the New York State Bulk Assets Sales Law.
    (e) Purchaser represents that it has full power and legal right to execute, deliver and perform this agreement. The execution, delivery and performance of this agreement will not contravene any provision of the certificate of incorporation or by-laws of the Purchaser.


    4.  REPRESENTATIONS OF THE SELLERS:

    (a) The Sellers represent that Rainbow's Federal, State and Local taxes have been or will be filed and paid. If for any reason a tax audit is made of Rainbow, and a claim for past taxes is made to the Purchaser, any money paid pursuant to these claims shall be deducted from the money due and owing Sellers in accordance with paragraph 1 of this agreement. In the event of a tax audit, Puro must notify the Sellers in accordance with paragraph 10 herein.
    (b) Sellers further represent that they will fully comply with New York State's Bulk Sales Law and cooperate with the Purchasers in the compliance of Bulk Sales Law. Any failure to comply or cooperate by the Sellers which results in a claim against the Purchaser, shall be offset against any money due and owing under this agreement.
    (c) Sellers agree to present the following lists which shall be attached to this agreement and be considered a part thereof. Contract Cooler Rental Customers, Accounts Receivable of less than sixty days, Accounts Payable, Assets being transferred to Purchaser, Office Equipment, Telephone Numbers used by the Sellers.

    5.  ACCOUNTS RECEIVABLE:

    Purchaser agrees to assume the Sellers accounts receivables and use same as a set off against the accounts payable of the Sellers which are also being assumed under this agreement. In the event there is a credit balance for the accounts receivable, the Purchaser agrees to pay over said excess money to the Sellers within ten days of receipt of same. If there be a minus balance however between the accounts receivable and accounts payable, this money shall be deducted from current payments.


    6.  RESTRICTIVE COVENANT:

    Sellers covenant that they will not reestablish, reopen, be engaged in, nor in any manner whatsoever become interested, directly or indirectly, either as an employee, as an owner, as a partner, as an agent, or as a private stockholder, director or officer of a corporation, or otherwise, in any business, trade or occupation similar to the one operated by the corporation Rainbow, within the counties of Suffolk, Nassau, Westchester and the City of New York for a period of Forty months from the date of this agreement.


    7.  GOVERNING LAW:

    This Agreement shall be governed by the laws of the State of New York without giving effect to the principle of Conflict of Law.


    8.  ARBITRATION:

    Any dispute relating to the interpretation or performance of this Agreement shall be resolved at the request of either party through binding arbitration in accordance with the rules of the American Arbitration Association. Judgment of any award determined by the arbitrators may be entered in any appropriate court having jurisdiction. In the event arbitration is commenced to enforce any of the terms of this agreement, the prevailing party in the arbitration shall be entitled to the costs thereof, including reasonable attorneys fees.


    9.  CAPTIONS:

    The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.


    10.  NOTICE:

    All notices, request or other communications required hereunder shall be in writing and shall be deemed to have been duly given or made, if personally delivered, or if mailed by United States certified mail, return receipt requested, to the parties:
    The Sellers:   585-16 Bicycle Path, Port Jefferson N.Y. 11776 or
                   P.O. Box 2296, Setauket N.Y. 11733

    The Purchaser: 56-45 58th Street, Maspeth, New York 11378 or at such other address as shall be specified in writing by either of the parties to the other in accordance with the terms and conditions of this paragraph.


    11.  BROKERAGE:

    Each party represents to the other party that it has dealt with no finder or broker in connection with any of the transactions contemplated by this agreement or the negotiations looking forward to the consummation of this agreement and that no broker or other person is entitled to any compensation, commission or finder's fee in connection with any such transactions or negotiations, and each party hereby indemnifies each other party against and agrees to hold such other party harmless from any liability or expense which may be imposed by or incurred by such other party in connection with any claim by any such finder or broker based upon any alleged arrangement or communication with the indemnifying party.


    12.  EXPENSES:

    Whether or not the transaction contemplated by this agreement shall be consummated, all expenses incurred by the Sellers or the Purchaser, in connection with the transactions contemplated hereby shall be the responsibility of and for the account of the party who ordered the particular service or incurred the particular expense.

    This Agreement may not be changed orally. The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and there respective legal representatives, successors and assigns.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be made and Executed the day and year first above written.


                             Rainbow Coffee Service Inc.


                             by /s/ Brendon Murphy          Pres.
                                ---------------------------


/s/ Robert Murphy               /s/ Brendon Murphy
----------------------          ---------------------------
ROBERT MURPHY                    Brendon Murphy


                             Puro Corporation of America


                             by /s/ Scott Levy               Pres.
                                -----------------------------

                                          PAYABLES
                                                                     Exhibit A


                    #877836-29.05
1.  ADP -           #895492-29.05

2.  Kallmeyer -     $238.29  tires

3.  llpco           10/6  #73283   148.70
                     9/15 #72846    34.20
                    10/12 #73410    92.25

4.  Lease Assoc.    190163  - Sept 508.00
                    #184100 - Oct  508.00

    Gulf  - Gas     10/6      -      40.05
5.  Shell - Gas     9/08 to 10/2 - $261.01

    Thru May
6.  Yellow Book     $28.00  - Oct

00/30/95 at 5:53 PM            RAINBOW WATER SERVICE                     Page 53
                             CUSTOMER AGED RECEIVABLES
                                AGING DATE: 10/30/95

                             ----------------- AGED BALANCE -----------------
CUSTOMER                       CURRENT    31 - 60     61 - 90      90 +
---------------------------- ----------  ----------  -----------  -----------
WILDER     Wilderness Fur Dressing
           (516) 467-1458
     TOTAL DUE:        40.04       27.07       12.97

WILGER     Wilger Liaison
           (516) 751-1353
     TOTAL DUE:        19.21       19.21

WILHELM    Walter Wilhelm
           (516) 363-6089 Dejavu
     TOTAL DUE:         5.97        5.97

WINDFASH   Window Fashion Plus
           (516) 467-3727
     TOTAL DUE:        31.36       31.36

WISEREAL   Wiser Real Estate
           (516) 289-1133 Donna
     TOTAL DUE:         9.71        9.71

WOODGRAI   Woodgrain Company
           (516) 242-8967 Debbie
     TOTAL DUE:        78.79        8.63       32.50       20.57        17.09

WOODKOTT   Wood Kottage, Inc.
           (516) 254-3090 Steve Kot
     TOTAL DUE:        51.10        7.54        7.54       18.93        17.09

WORWIDTR   World Wide Travel
           (516) 424-7600 Joel
     TOTAL DUE:         7.54        7.54

WRIV       WRIV Radio
           (516) 727-1390
     TOTAL DUE:        12.97       12.97

XLN        XLN Enterprises
           (516) 242-0060
     TOTAL DUE:         8.63        8.63

ZAYAS      William Zayas
           (516) 841-0704
     TOTAL DUE:        81.18       10.80       10.80       25.99        33.59

          ---------------- AGING SUMMARY ----------------
           TOTAL OPEN ITEMS    26,556.00         100.0%

           CURRENT             14,496.84          54.6%
           31 - 60 DAYS         6,606.96          24.9%
           61 - 90 DAYS         3,070.82          11.6%
           90 + DAYS            2,381.38           9.0%

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENT, that Rainbow Coffee Service Inc. d/b/a Rainbow Water Service, 585-16 Bicycle Path, Port Jefferson New York 11776, in consideration of the sum of Three Hundred Forty Four Thousand Dollars ($344,000), lawful money of the United States, paid to me in hand by the Puro Corporation of America, 56-45 58th Street, Maspeth New York, receipt of which is hereby acknowledged, has bargained and sold, and by these present does grant and convey unto Puro Corporation of America, its successors and assigns, the
      a. Accounts, Inventory and Coolers valued at $160,000.00
      b. Furniture, Fixtures and Equipment valued at $1,000.00
      c. Goodwill value at $183,000.00
list of which are attached hereto as exhibits A and B respectively.
      To Have and Hold the same by Puro Corporation of America, its successors and assigns forever;
      And Rainbow Coffee Service Inc. warrants and represents to Puro Corporation of America that the title conveyed is good, its transfer is appropriate and rightful, and the accounts, containers and water coolers described in Exhibit A and B are and have been delivered free of any security interest, lien and encumbrance thereon.

      EXECUTED this 31st day of October 1995 at 56-45 58th Street, Maspeth New York.


                                         Rainbow Coffee Service Inc.


                                  by    /s/Brendon Murphy                  Pres.
                                        -----------------------------------
/s/Robert Murphy                        /s/Brendon Murphy
-------------------------------------   --------------------------------------
         Robert Murphy                            Brendon Murphy

State of New York)
County of Queens)

      On October 31st, 1995 before me a notary public for the State of New York, personally appeared Brendon Murphy, known to me or proved to me to be the President of Rainbow Coffee Service Inc., the person whose name is subscribed to the within Bill of Sale and acknowledged to me that he executed same.

        FREDERICK A. ROSSETTI
   Notary Public, State of New York
            No. 3368450
      Qualified in Bronx County
  Commission Expires October 31, 1997      /s/Frederick A. Rossetti
                                           -------------------------------------

SCHEDULE A (PBGC FORM 1)
1995 EIN/PN FROM FORM 1 LINE 3 (a) AND (b): /1/1/2/6/9/3/1/2/5 /0/0/1/    PAGE 2
------------------------------------------------------------------------------
        SECTION FOUR. CERTIFICATIONS
------------------------------------------------------------------------------
10.CERTIFICATION OF PLAN ADMINISTRATOR. ALL SINGLE-EMPLOYER PLAN
   ADMINISTRATORS MUST SIGN AND COMPLETE THIS LINE. IN ADDITION, INITIAL, DO
   NOT CHECK, BOX (a), (b) OR (c), IF APPLICABLE.

      I CERTIFY, UNDER PENALTIES OF PERJURY (18 U.S.C. 1001), THAT I HAVE EXAMINED THE COMPLETED PBGC FORM 1 AND SCHEDULE A AND TO THE BEST OF MY KNOWLEDGE AND BELIEF, THE FORM, THE SCHEDULE AND THIS CERTIFICATE ARE IN CONFORMANCE WITH THE PREMIUM REGULATION AND INSTRUCTIONS, COMPLETE AND ACCURATE, AND ANY INFORMATION I MADE AVAILABLE TO THE ENROLLED ACTUARY IS TRUE, CORRECT AND COMPLETE, AND FURTHER THAT:

(a) /----/ NO PARTICIPANT WAS ENTITLED TO A VESTED BENEFIT UNDER THE PLAN (BY (Initials)ITS TERMS OR AS REQUIRED BY LAW) AS OF THE LAST DAY OF THE PRECEDING
           PLAN YEAR (OR IF THIS IS A NEW OR NEWLY COVERED PLAN, AS OF THE FIRST DAY OF THE PREMIUM PAYMENT YEAR).

(b)/----/ THE PLAN WAS A PLAN DESCRIBED IN SECTION 412(i) OF THE INTERNAL (Initials)REVENUE CODE AND REGULATIONS THEREUNDER AT ALL TIMES DURING THE
           PRECEDING PLAN YEAR (OR IF THIS IS A NEW OR NEWLY COVERED PLAN, AS OF THE FIRST DAY OF THE PREMIUM PAYMENT YEAR).

(c)/----/ THE ADJUSTED VALUE OF VESTED BENEFITS ON LINE 2(b) IS THE SAME AS (Initials)THE PLAN VALUE OF VESTED BENEFITS ENTERED ON LINE 2(a) BECAUSE
           THE PLAN INTEREST RATES USED TO VALUE THE VESTED BENEFITS ENTERED
           ON LINES 2(a)(1) AND 2(a)(2) WERE EQUAL TO OR LESS THAN THE REQUIRED INTEREST RATE.

/s/ ROBERT MURPHY
-----------------------------------------------              Date 09/01/1995
Signature of Single-Employer Plan Administrator

/R/O/B/E/R/T/                              /M/U/R/P/H/Y/

TYPED/PRINTED FIRST                        TYPED/PRINTED LAST NAME OF
NAME OF INDIVIDUAL WHO SIGNS               INDIVIDUAL WHO SIGNS


11. CERTIFICATION OF ENROLLED ACTUARY. AN ENROLLED ACTUARY MUST SIGN AND COMPLETE THE CERTIFICATION BELOW IF: (1) THE BOX ON LINE 1(a) IS CHECKED; OR
(2) ANY ONE OR MORE OF BOXES (a) THROUGH (e) BELOW IS APPLICABLE. (SEE THE "CERTIFICATION REQUIREMENTS" INSTRUCTIONS IN PART H, ITEM 5, FOR THE FILING METHOD YOU SELECTED TO DETERMINE WHICH OF BOXES (a) THROUGH (e) BELOW ARE APPLICABLE.)

      NOTE: IF ANY ONE OR MORE OF BOXES (a) THROUGH (e) BELOW IS APPLICABLE,
            THE ENROLLED ACTUARY MUST ALSO INITIAL THE APPLICABLE BOX(ES). INITIAL, DO NOT CHECK, THE APPLICABLE BOXES.

      I CERTIFY, UNDER PENALTIES OF PERJURY (18 U.S.C. 1001), THAT I HAVE EXAMINED THE COMPLETED SCHEDULE A AND TO THE BEST OF MY KNOWLEDGE AND BELIEF, THE SCHEDULE AND THIS CERTIFICATE ARE IN CONFORMANCE WITH THE PREMIUM REGULATION AND INSTRUCTIONS, COMPLETE AND ACCURATE, AND ANY INFORMATION I MADE AVAILABLE TO THE PLAN ADMINISTRATOR IS TRUE, CORRECT AND COMPLETE, AND FURTHER THAT:

(a)/----/ THE PLAN HAD 500 OR MORE PARTICIPANTS AS OF THE LAST DAY OF THE (Initials)PRECEDING PLAN YEAR (OR IF THIS IS A NEW OR NEWLY COVERED PLAN, AS
           OF THE FIRST DAY OF THE PREMIUM PAYMENT YEAR); THE ACTUARIAL VALUE OF PLAN ASSETS EQUALS OR EXCEEDS THE VALUE OF ALL ACCRUED BENEFITS UNDER THE PLAN (VALUED AT THE REQUIRED INTEREST RATE) AND THE ENTRY ON LINE 2(a) IS THE PRESENT VALUE OF ACCRUED BENEFITS.

(b)/----/ THE PLAN HAD NO UNFUNDED VESTED BENEFITS AND FEWER THAN 500 (Initials)PARTICIPANTS BOTH AS OF THE LAST DAY OF THE PRECEDING PLAN YEAR (OR
           IF THIS IS A NEW OR NEWLY COVERED PLAN, AS OF THE FIRST DAY OF THE PREMIUM PAYMENT YEAR).

(c)/----/ THE ADJUSTED VALUE OF VESTED BENEFITS ON LINE 2(b) IS THE SAME AS (Initials)THE PLAN VALUE OF VESTED BENEFITS ENTERED ON LINE 2(a), SCHEDULE A,
           BECAUSE THE PLAN INTEREST RATES USED TO VALUE THE VESTED BENEFITS ENTERED ON LINES 2(a)(1) AND 2(a)(2) WERE EQUAL TO OR LESS THAN THE REQUIRED INTEREST RATE.

(d)/----/ THE ADJUSTED UNFUNDED VESTED BENEFITS REPORTED ON SCHEDULE A (Initials)REFLECT, IN A MANNER CONSISTENT WITH GENERALLY ACCEPTED ACTUARIAL
           PRINCIPLES AND PRACTICES, THE OCCURRENCE, IF ANY, OF ANY OF THE SIGNIFICANT EVENTS DESCRIBED IN THE PREMIUM REGULATION AND INSTRUCTIONS. (NOTE: IF YOU INITIAL THIS BOX,YOU MUST COMPLETE THE FOLLOWING INFORMATION.)
(1) CHECK EACH SIGNIFICANT EVENT THAT OCCURRED BETWEEN THE DETERMINATION DATE ENTERED ON LINE 2 OF THIS SCHEDULE A AND THE LAST DAY OF THE PLAN YEAR PRECEDING THE PREMIUM PAYMENT YEAR (SEE PART H.6 OF INSTRUCTIONS FOR DEFINITIONS):

    /--/S.E.(1) /--/S.E.(2) /--/S.E.(3) /--/S.E.(4) /--/S.E.(5) /--/S.E.(6) /--/S.E.(7) /--/NO SIGNIFICANT EVENTS
(2) TOTAL AMOUNT INCLUDED IN LINE 4 DUE TO SIGNIFICANT EVENTS
    (IF THIS AMOUNT IS NEGATIVE, PLEASE CHECK THIS BOX: /--/).............../--//--//--//--//--//--//--//--/

(e)/----/ THE PLAN MEETS THE REQUIREMENTS FOR THE EXEMPTION APPLICABLE TO
 (Initials)PLANS AT THE FULL FUNDING LIMIT.

/s/ MICHAEL FRANK                                            /0/7/2/6/1/9/9/5/
-----------------------------------------------------------
SIGNATURE OF ENROLLED ACTUARY                                      DATE

/M/I/C/H/A/E/L/                                    /F/R/A/N/K/                                       93-2440
                                                                                                     -------
TYPED/PRINTED FIRST NAME OF INDIVIDUAL WHO SIGNS   TYPED/PRINTED LAST NAME OF INDIVIDUAL WHO SIGNS   ENROLLMENT NUMBER

                             MICHAEL FRANK, FSA
                             100 ARDEN ST. APT. 5B EA#93-2440
                             NEW YORK, NEW YORK 10040  (212) 567-1464                          /N/Y/    /1/0/0/4/0/
--------------------------------------------------------------------------------------
STREET ADDRESS                                                                                 STATE     ZIP CODE


                            VARIABLE PROMISSORY NOTE


$172,000.00                                                   OCTOBER 31, 1995

      For Value received, Puro Corporation of America maintaining offices at 56-45 58th Street, Maspeth New York 11378 promises to pay to the order of Rainbow Coffee Service Inc. maintaining offices at 585 Bicycle Path, Port Jefferson New York 11776 One Hundred Seventy Two Thousand Dollars ($172,000), with interest at nine percent (9%) per annum in the following manner:
Interest only payment of One Thousand Two Hundred Ninety Dollars and Seventy Five Cents on December 1, 1995 and on the first day of each month thereafter through February 1, 1996. Principal and interest payments in the amount of Five Thousand Four Hundred Ninety Six Dollars and Fifty Seven Cents ($5,496.57) payable on March 1, 1996 and monthly thereafter until February 1, 1999, when the entire amount is fully paid with interest from the date hereof. Payments shall be made at such locations as Rainbow Coffee Service Inc. may from time to time designate in writing. If any installment if not paid within 15 days of the due date, all installments shall become due and payable forthwith, at the option of the holder. This note shall be governed by the laws of the State of New York, without giving effect to the principle of conflict of laws. Rainbow Coffee Service Inc. may at any time negotiate and assign this note, but SAID NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE PURCHASE AGREEMENT EXECUTED SIMULTANEOUS HERETO BETWEEN PURO CORPORATION OF AMERICA, RAINBOW SERVICE INC. AND BRENDON MURPHY.
Protest Waived.



Attest:                                    Puro Corporation of America

/s/ JACK C. WEST                           by /s/ SCOTT LEVY      Pres.
----------------                             ---------------------

State of New York)
County of Queens)


      On October 31st 1995, before me, a notary public for the State of New York, personally appeared Brendon Murphy and Robert Murphy known to me or proved to me to be the person whose name is subscribed to the within document and acknowledged to me that he executed same.


          LADONNA K. REINHART                 /s/ LADONNA K. REINHART
     NOTARY PUBLIC, State of New York         -----------------------
           No. 41-4819811                     Notary
       Qualified in Queens County
     Commission Expires Aug. 31, 1996

                      PURO CORPORATION OF AMERICA
                          56-45 58TH STREET
                       MASPETH, NEW YORK 11378

                          October 31, 1995

Brendon Murphy
585-16 Bicycle Path
Port Jefferson, New York 11776

Re: Transition Agreement
    Puro Corporation of America with Rainbow Coffee Service Inc.

Dear Mr. Murphy:

      This will confirm the arrangements, terms and conditions whereby Brendon Murphy (hereinafter referred to as "Murphy" and/or "Employee") will be employed by Puro Corporation of America (hereinafter referred to as "Puro").

      You will be retained for a period of two years as a Employee of Puro for the orderly retention and smooth transition of the Rainbow Coffee Service Inc. customers into the Puro firm. You will also be required, on a project to project basis to be involved in the marketing and sales promotions for the Rainbow Coffee Service Inc. customer taken over by Puro. As an Employee you will be required to devote a minimum of eight hours a day, five days a week for two years from the date of this agreement. You are also required to use your best efforts to insure Puro's quite enjoyment of of the Rainbow's company accounts. As compensation for the hours devoted to these duties, you will be paid the salary of fifteen thousand dollars ($15,000) per year in weekly installments, less appropriate deductions required by law together with major medical coverage either through Cobra or Puro's company medical plan and a car or van for you to carry out your duties. You will also be entitled to any and all other benefits now enjoyed by the employee's of Puro. However either party, Puro or yourself, may cancel this agreement only on just cause upon ninety days written notice to the other party***. If retained by Puro for two years as a Employee, and the sales from the Rainbow accounts exceed the sum of $240,000 per year for the second year, you will be entitled to a ten percent commission on that portion of the money that exceed the said $240,000.

      This agreement shall not be assignable by either party, nor may it be changed orally.

                                            Very truly yours,

Dated: October 31, 1995                     by /s/ SCOTT LEVY         Pres.
Agreed and Accepted by                        -----------------------
/s/ BRENDON MURPHY                          ***salary is guaranteed by Puro
                                            for two years, regardless of
                                            termination.

                               AMENDMENT TO



                      PURCHASE AGREEMENT (10/31/1995)


                                 SALE OF
                       RAINBOW COFFEE SERVICE, INC.


                                    TO


                       PURO CORPORATION OF AMERICA



By their signatures below both parties agree to amend the subject Purchase Agreement as follows:
   Section 2b (copy of original attached) last sentence shall include the following insert after "...Purchasers gross revenues...":(CALCULATED AS THE SUM TOTAL OF PURO'S LONG ISLAND GROSS REVENUES NOT INCLUDING SALES OF NATURE'S BEST WATER COMPANY). October 31, 1996 in the same sentence shall change to DECEMBER 31, 1996.

As Agreed and Accepted this date:   March 29, 1996



/s/ BRENDAN MURPHY                        /s/ SCOTT LEVY
------------------                        --------------
Brendan Murphy                            Scott Levy, President
Rainbow Coffee Service, Inc.              Puro Corporation of America


/s/ BRENDAN MURPHY
------------------
Brendan Murphy